Exhibit 99.1

Nutanix Reports Third Quarter Fiscal 2022 Financial Results

Reports 28% YoY ACV Billings Growth and 17% YoY Revenue Growth

Delivers Outperformance Across All Guided Metrics

SAN JOSE, Calif.--(BUSINESS WIRE)--May 25, 2022--Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its third quarter ended April 30, 2022.

“Our third quarter reflected continued solid execution, demonstrating strong year-over-year top and bottom line improvement,” said Rajiv Ramaswami, President and CEO of Nutanix. “Late in the third quarter, we saw an unexpected impact from challenges that limited our upside in the quarter and affected our outlook for the fourth quarter. Increased supply chain delays with our hardware partners account for the significant majority of the impact to our outlook, and higher-than-expected sales rep attrition in the third quarter was also a factor. We don’t believe these challenges reflect any change in demand for our hybrid multicloud platform, and we remain focused on mitigating the impact of these issues and continuing to execute on the opportunity in front of us.”

“I’m excited to be taking on the role of CFO at this important time in Nutanix’s journey,” said Rukmini Sivaraman, CFO of Nutanix. “We continue to see good execution on our building base of subscription renewals, which is helping us drive towards profitable growth.”

Third Quarter Fiscal 2022 Financial Summary

	Q3 FY’22	Q3 FY’21	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$204.7 million	$159.9 million	28%
Annual Recurring Revenue (ARR)[2]	$1.1 billion	$762.0 million	46%
Average Contract Term[3]	3.2 years	3.3 years	(0.1) year
Revenue[4]	$403.7 million	$344.5 million	17%
GAAP Gross Margin	80.2%	78.4%	180 bps
Non-GAAP Gross Margin	83.3%	81.7%	160 bps
GAAP Operating Expenses	$416.2 million	$450.6 million	(8)%
Non-GAAP Operating Expenses	$341.7 million	$361.5 million	(5)%
Free Cash Flow	$(20.1) million	$(71.5) million	$51.4 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Appointed Rukmini Sivaraman as Chief Financial Officer: Nutanix announced the appointment of Rukmini Sivaraman as Chief Financial Officer, effective May 1, 2022. Rukmini previously served as Senior Vice President of Financial Planning & Analysis and has held several roles instrumental to the Company’s growth and transformation.
  Appointed Mandy Dhaliwal as Chief Marketing Officer and Shyam Desirazu as Head of Engineering: Nutanix announced that it has named Mandy Dhaliwal as Chief Marketing Officer and Shyam Desirazu as Head of Engineering. Each brings more than two decades of experience building and scaling high-performing, mission-driven organizations.
  Recognized as a Gartner Peer Insights Customers’ Choice for Hyperconverged Infrastructure and Files and Systems Object Store: These customer review-driven awards reflect high levels of customer satisfaction with both the core Nutanix Cloud Platform and Unified Storage Solutions.
  Named a Major Player in IDC’s MarketScape in Distributed Scale-Out File System Market: Nutanix was recognized as a “Major Player” in the IDC MarketScape: Worldwide Distributed Scale-Out File System 2022 Vendor Assessment.

Fourth Quarter Fiscal 2022 Outlook

ACV Billings	$175 - $185 million
Revenue	$340 - $360 million
Non-GAAP Gross Margin	Approximately 79 to 80%
Non-GAAP Operating Expenses	$360 - $365 million
Weighted Average Shares Outstanding	Approximately 225 million

Fiscal 2022 Outlook

ACV Billings	$735 - $745 million
Revenue	$1.535 - $1.555 billion
Non-GAAP Gross Margin	Approximately 82%
Non-GAAP Operating Expenses	$1.402 - $1.407 billion

Supplementary materials to this press release, including our third quarter fiscal 2022 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s third quarter fiscal 2022 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. To listen to the call via telephone, dial 1-844-200-6205 from within the United States or +1 929-526-1599 from outside the United States. The access code is 125205. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on our Investor Relations website. A telephonic replay will be available for one week and can be accessed by calling 1-866-813-9403 or +44 204-525-0658, and entering the access code 392621.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period. ACV Billings is the sum of New ACV Billings and Renewals ACV Billings.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix’s ongoing transition to a subscription-based business model.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, subscription revenue, subscription billings, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), Run-rate Annual Contract Value (or Run-rate ACV) and Average Contract Term. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment (recovery) of operating lease-related assets, the change in fair value of the derivative liability, the amortization of the debt discount and issuance costs, interest expense related to convertible senior notes, loss on debt extinguishment, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. Subscription revenue and subscription billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. ACV Billings and Run-rate ACV are performance measures that we believe provide useful information to our management and investors as they allow us to better track the topline growth of our business during our transition to a subscription-based business model because they take into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash provided by (used in) operating activities, respectively; subscription revenue is not a substitute for total revenue; and subscription billings is not a substitute for subscription revenue. There is no GAAP measure that is comparable to ACV Billings, ARR, Run-rate ACV, or Average Contract Term, so we have not reconciled the ACV Billings, ARR, Run-rate ACV, or Average Contract Term data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Provided By (Used In) Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, vision, objectives, and outlook (including our growth plan) as well as our ability to execute thereon successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results (including our fourth quarter fiscal 2022 outlook, our fiscal 2022 outlook, and our belief regarding demand for our hybrid multicloud platform); our plans for, and the timing of, any current and future business model transitions, including our ongoing transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transitions successfully and in a timely manner, and the short-term and long-term impacts of such transitions on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships and address macroeconomic supply chain shortages, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; the timing and potential impact of the COVID-19 pandemic on the global market environment and the IT industry, as well as on our business, operations and financial results, including the changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; and our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; delays or unexpected accelerations in our current and future business model transitions; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical conditions, including supply chain issues; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions, attrition among sales representatives or other employees; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2021 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2021 and January 31, 2022 filed with the SEC on December 2, 2021 and March 10, 2022, respectively. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making clouds invisible, freeing customers to focus on their business outcomes. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their hybrid multicloud environments. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2022 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2021	April 30, 2022
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$285,723	$386,721
Short-term investments	928,006	913,901
Accounts receivable, net	180,781	180,386
Deferred commissions—current	110,935	109,043
Prepaid expenses and other current assets	56,816	86,328
Total current assets	1,562,261	1,676,379
Property and equipment, net	131,621	117,494
Operating lease right-of-use assets	105,903	83,427
Deferred commissions—non-current	232,485	244,754
Intangible assets, net	32,012	19,848
Goodwill	185,260	185,260
Other assets—non-current	27,954	28,731
Total assets	$2,277,496	$2,355,893
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$47,056	$53,438
Accrued compensation and benefits	162,337	123,106
Accrued expenses and other current liabilities	39,404	48,039
Deferred revenue—current	636,421	721,853
Operating lease liabilities—current	42,670	44,171
Convertible senior notes, net—current	—	145,308
Total current liabilities	927,888	1,135,915
Deferred revenue—non-current	676,502	710,127
Operating lease liabilities—non-current	86,599	54,373
Convertible senior notes, net	1,055,694	1,146,050
Derivative liability	500,175	—
Other liabilities—non-current	42,679	31,294
Total liabilities	3,289,537	3,077,759
Stockholders’ deficit:
Common stock	5	5
Additional paid-in capital	2,615,317	3,501,311
Accumulated other comprehensive income	(8)	(6,146)
Accumulated deficit	(3,627,355)	(4,217,036)
Total stockholders’ deficit	(1,012,041)	(721,866)
Total liabilities and stockholders’ deficit	$2,277,496	$2,355,893

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2022	2021	2022
	(in thousands, except per share data)
Revenue:
Product	$172,308	$199,616	$502,858	$588,872
Support, entitlements and other services	172,200	204,042	500,786	606,384
Total revenue	344,508	403,658	1,003,644	1,195,256
Cost of revenue:
Product (1)(2)	12,896	13,739	39,494	43,056
Support, entitlements and other services (1)	61,578	66,110	173,893	198,208
Total cost of revenue	74,474	79,849	213,387	241,264
Gross profit	270,034	323,809	790,257	953,992
Operating expenses:
Sales and marketing (1)(2)	263,358	234,530	781,719	726,196
Research and development (1)	144,917	142,075	416,292	427,949
General and administrative (1)	42,332	39,552	111,140	123,871
Total operating expenses	450,607	416,157	1,309,151	1,278,016
Loss from operations	(180,573)	(92,348)	(518,894)	(324,024)
Other income (expense), net	61,352	(15,676)	(143,381)	(309,557)
Loss before provision for income taxes	(119,221)	(108,024)	(662,275)	(633,581)
Provision for income taxes	4,419	3,611	13,803	12,967
Net loss	$(123,640)	$(111,635)	$(676,078)	$(646,548)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	$(0.60)	$(0.50)	$(3.31)	$(2.95)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	207,715	222,473	204,407	218,888

(1) Includes the following stock-based compensation expense:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2022	2021	2022
	(in thousands)
Product cost of revenue	$1,291	$1,830	$4,454	$5,529
Support, entitlements and other services cost of revenue	6,337	7,307	17,862	23,564
Sales and marketing	30,743	25,463	93,001	80,975
Research and development	40,802	35,467	114,747	109,709
General and administrative	16,113	14,439	38,874	43,321
Total stock-based compensation expense	$95,286	$84,506	$268,938	$263,098
(2) Includes the following amortization of intangible assets:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2022	2021	2022
	(in thousands)
Product cost of revenue	$3,694	$3,368	$11,082	$10,212
Sales and marketing	651	651	1,953	1,953
Total amortization of intangible assets	$4,345	$4,019	$13,035	$12,165
(3)	Effective January 3, 2022, all of the then outstanding shares of Nutanix, Inc. Class B common stock were automatically converted into the same number of shares of Nutanix, Inc. Class A common stock.

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended April 30,
	2021	2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(676,078)	$(646,548)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	70,609	67,123
Stock-based compensation	268,938	263,098
Change in fair value of derivative liability	81,353	198,038
Loss on debt extinguishment	—	64,910
Amortization of debt discount and issuance costs	46,178	29,929
Operating lease cost, net of accretion	25,818	27,496
Impairment of lease-related assets	2,822	—
Non-cash interest expense	11,331	14,408
Other	7,025	7,181
Changes in operating assets and liabilities:
Accounts receivable, net	102,029	4,193
Deferred commissions	(94,034)	(10,377)
Prepaid expenses and other assets	(4,375)	(31,723)
Accounts payable	542	4,159
Accrued compensation and benefits	17,523	(46,379)
Accrued expenses and other liabilities	4,039	4,509
Operating leases, net	(26,864)	(35,743)
Deferred revenue	87,964	115,265
Net cash (used in) provided by operating activities	(75,180)	29,539
Cash flows from investing activities:
Maturities of investments	486,640	778,914
Purchases of investments	(1,145,335)	(794,180)
Sales of investments	70,055	17,999
Purchases of property and equipment	(41,111)	(34,279)
Net cash used in investing activities	(629,751)	(31,546)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	62,343	66,644
Payments of debt extinguishment costs	—	(14,709)
Proceeds from unwinding of convertible note hedges	—	39,880
Payments for unwinding of warrants	—	(18,390)
Proceeds from the issuance of convertible notes, net of issuance costs	723,617	88,687
Repurchases of common stock	(125,079)	(58,570)
Payment of finance lease obligations	—	(626)
Net cash provided by financing activities	660,881	102,916
Net (decrease) increase in cash, cash equivalents and restricted cash	$(44,050)	$100,909
Cash, cash equivalents and restricted cash—beginning of period	321,991	288,873
Cash, cash equivalents and restricted cash—end of period	$277,941	$389,782
Restricted cash (1)	3,265	3,061
Cash and cash equivalents—end of period	$274,676	$386,721
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$13,220	$17,101
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$12,583	$20,026
Finance lease liabilities arising from obtaining right-of-use assets	$5,769	$11,159

(1)	Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2022	2021	2022
	(in thousands)
Total revenue	$344,508	$403,658	$1,003,644	$1,195,256
Change in deferred revenue	26,639	44,297	87,964	115,265
Total billings	$371,147	$447,955	$1,091,608	$1,310,521

Disaggregation of Revenue and Billings (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2022	2021	2022
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$307,332	$370,496	$891,443	$1,083,141
Non-portable software revenue	16,741	9,368	58,445	38,247
Hardware revenue	975	1,329	3,025	5,245
Professional services revenue	19,460	22,465	50,731	68,623
Total revenue	$344,508	$403,658	$1,003,644	$1,195,256
Disaggregation of billings:
Subscription billings	$330,774	$412,720	$963,865	$1,199,447
Non-portable software billings	16,741	9,368	58,445	38,247
Hardware billings	975	1,329	3,025	5,245
Professional services billings	22,657	24,538	66,273	67,582
Total billings	$371,147	$447,955	$1,091,608	$1,310,521

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings, Annual Recurring Revenue and Run-rate Annual Contract Value (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2022	2021	2022
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$159,919	$204,724	$430,747	$577,519
Annual Recurring Revenue (ARR)	$762,024	$1,114,420	$762,024	$1,114,420
Run-rate Annual Contract Value (Run-rate ACV)	$1,447,274	$1,728,620	$1,447,274	$1,728,620

Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2022	2021	2022
	(in thousands)
Subscription revenue	$307,332	$370,496	$891,443	$1,083,141
Change in subscription deferred revenue	23,442	42,224	72,422	116,306
Subscription billings	$330,774	$412,720	$963,865	$1,199,447

Professional services revenue	$19,460	$22,465	$50,731	$68,623
Change in professional services deferred revenue	3,197	2,073	15,542	(1,041)
Professional services billings	$22,657	$24,538	$66,273	$67,582

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended April 30, 2022	(1)	(2)	(3)	(4)	(5)	Three Months Ended April 30, 2022
	(in thousands, except percentages and per share data)
Gross profit	$323,809	$9,137	$3,368	$—	$—	$—	$336,314
Gross margin	80.2%	2.3%	0.8%	—	—	—	83.3%
Operating expenses:
Sales and marketing	234,530	(25,463)	(651)	—	—	—	208,416
Research and development	142,075	(35,467)	—	—	—	—	106,608
General and administrative	39,552	(14,439)	—	1,578	—	—	26,691
Total operating expenses	416,157	(75,369)	(651)	1,578	—	—	341,715
Loss from operations	(92,348)	84,506	4,019	(1,578)	—	—	(5,401)
Net loss	$(111,635)	$84,506	$4,019	$(1,578)	$15,325	$(940)	$(10,303)
Weighted shares outstanding, basic and diluted	222,473						222,473
Net loss per share, basic and diluted	$(0.50)	$0.37	$0.02	$(0.01)	$0.07	$-	$(0.05)

(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(5)	Income tax effect primarily related to stock-based compensation expense and release of acquisition-related unrecognized tax positions

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2022	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2022
	(in thousands, except percentages and per share data)
Gross profit	$953,992	$29,093	$10,212	$—	$—	$—	$—	$—	$993,297
Gross margin	79.8%	2.4%	0.9%	—	—	—	—	—	83.1%
Operating expenses:
Sales and marketing	726,196	(80,975)	(1,953)	—	—	—	—	—	643,268
Research and development	427,949	(109,709)	—	—	—	—	—	—	318,240
General and administrative	123,871	(43,321)	—	(432)	—	—	—	—	80,118
Total operating expenses	1,278,016	(234,005)	(1,953)	(432)	—	—	—	—	1,041,626
Loss from operations	(324,024)	263,098	12,165	432	—	—	—	—	(48,329)
Net loss	$(646,548)	$263,098	$12,165	$432	$198,038	$45,207	$64,911	$(247)	$(62,944)
Weighted shares outstanding, basic and diluted	218,888								218,888
Net loss per share, basic and diluted	$(2.95)	$1.19	$0.06	$-	$0.90	$0.21	$0.30	$-	$(0.29)

(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Change in fair value of derivative liability
(5)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6)	Loss on debt extinguishment
(7)	Income tax effect primarily related to stock-based compensation expense and release of acquisition-related unrecognized tax positions

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended April 30, 2021	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended April 30, 2021
	(in thousands, except percentages and per share data)
Gross profit	$270,034	$7,628	$3,694	$—	$—	$—	$—	$281,356
Gross margin	78.4%	2.2%	1.1%	—	—	—	—	81.7%
Operating expenses:
Sales and marketing	263,358	(30,743)	(651)	—	—	—	—	231,964
Research and development	144,917	(40,802)	—	—	—	—	—	104,115
General and administrative	42,332	(16,113)	—	(812)	—	—	—	25,407
Total operating expenses	450,607	(87,658)	(651)	(812)	—	—	—	361,486
Loss from operations	(180,573)	95,286	4,345	812	—	—	—	(80,130)
Net loss	$(123,640)	$95,286	$4,345	$812	$(85,027)	$22,098	$497	$(85,629)
Weighted shares outstanding, basic and diluted	207,715							207,715
Net loss per share, basic and diluted	$(0.60)	$0.46	$0.02	$0.01	$(0.41)	$0.11	$-	$(0.41)

(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Change in fair value of derivative liability
(5)	Amortization of debt discount and issuance costs and non-cash interest expense
(6)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2021
	(in thousands, except share and per share data)
Gross profit	$790,257	$22,316	$11,082	$287	$—	$—	$—	$—	$823,942
Gross margin	78.7%	2.2%	1.1%	0.1%	—	—	—	—	82.1%
Operating expenses:
Sales and marketing	781,719	(93,001)	(1,953)	—	—	—	—	—	686,765
Research and development	416,292	(114,747)	—	(2,535)	—	—	—	—	299,010
General and administrative	111,140	(38,874)	—	—	(1,785)	—	—	—	70,481
Total operating expenses	1,309,151	(246,622)	(1,953)	(2,535)	(1,785)	—	—	—	1,056,256
Loss from operations	(518,894)	268,938	13,035	2,822	1,785	—	—	—	(232,314)
Net loss	$(676,078)	$268,938	$13,035	$2,822	$1,785	$81,353	$57,509	$1,499	$(249,137)
Weighted shares outstanding, basic and diluted	204,407								204,407
Net loss per share, basic and diluted	$(3.31)	$1.32	$0.06	$0.01	$0.01	$0.40	$0.28	$0.01	$(1.22)

(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Change in fair value of derivative liability
(6)	Amortization of debt discount and issuance costs
(7)	Income tax effect primarily related to stock-based compensation expense

Reconciliation of GAAP Net Cash (Used in) Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2022	2021	2022
	(in thousands)
Net cash (used in) provided by operating activities	$(55,551)	$(3,167)	$(75,180)	$29,539
Purchases of property and equipment	(15,943)	(16,889)	(41,111)	(34,279)
Free cash flow	$(71,494)	$(20,056)	$(116,291)	$(4,740)

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com